                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 11, 1999, accompanying the consolidated financial statements and schedule of The Coast Distribution System, Inc. and Subsidiaries (the "Company") included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Company's Registration Statements on Forms S-8 (File Nos. 33-10769, 33-15322, 33-18696, 33-64582,
33-86072, 333-55941 and 333-55933, effective December 12, 1986, June 25, 1987,
December 1, 1987, June 17, 1993, November 8, 1994, June 3, 1998 and June 3, 1998, respectively).

GRANT THORNTON LLP

/s/ Grant Thornton LLP
San Jose, California
March 11, 1999